                                                                   EXHIBIT 4.4

                                 [FACE OF NOTE]


CUSIP NO.


REGISTERED
PRINCIPAL AMOUNT
No. FL -

                                 JOHN DEERE B.V.
                                MEDIUM-TERM NOTE
                Due from 9 Months to 30 Years from Date of Issue
                  Unconditionally Guaranteed by Deere & Company
                                 (FLOATING RATE)



                  If the registered owner of this Security (as indicated below) is The Depository Trust Company (the "DEPOSITORY") or a nominee of the Depository, this Security is a Global Security and the following two legends apply:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE UNITED STATES FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.


ISSUE PRICE:                                     OPTIONAL INTEREST RATE
                                                 Reset:[ ]Yes  [ ]No

ORIGINAL ISSUE DATE:                             OPTIONAL INTEREST RATE
                                                 Reset Date:

STATED MATURITY DATE:                            OPTION TO ELECT REPAYMENT: [ ] YES  [ ] NO


INITIAL INTEREST RATE:                           OPTIONAL REPAYMENT DATE[S]:


BASE RATE:                                       OPTIONAL REDEMPTION: [ ] YES  [ ] NO
  If LIBOR:       [ ] LIBOR Telerate Page:
                  [ ] LIBOR Reuters Page:
                  [ ] LIBOR Currency             INITIAL REDEMPTION DATE:


  If CMT Rate:    [ ] CMT Telerate page 7051     INITIAL REDEMPTION PERCENTAGE:
                  [ ] CMT Telerate page 7052
                      [ ] Weekly Average
                      [ ] Monthly Average        ANNUAL REDEMPTION PERCENTAGE REDUCTION:


INDEX MATURITY:                                  MINIMUM DENOMINATION:
                                                 [ ] $1,000
                                                 [ ] Other:

SPREAD (PLUS OR MINUS):                          SPECIFIED CURRENCY:
                                                 United States Dollars:
                                                 [ ] YES  [ ] NO
SPREAD MULTIPLIER:                               FOREIGN CURRENCY:


CALCULATION AGENT:                               OPTION TO RECEIVE PAYMENTS
                                                 IN SPECIFIED CURRENCY
                                                 OTHER THAN U.S. DOLLARS:
CALCULATION DATE:                                [ ] YES  [ ] NO


SINKING FUND:                                    EXCHANGE RATE AGENT


MAXIMUM INTEREST RATE:                           REFERENCE BANKS:


MINIMUM INTEREST RATE:                           ADDITIONAL AMOUNTS:


INTEREST DETERMINATION DATE:                     DEFEASANCE: [ ] YES  [ ] NO


INTEREST RESET PERIOD:                           COVENANT DEFEASANCE: [ ] YES  [ ] NO


INTEREST RESET DATES:                            OTHER/DIFFERENT PROVISIONS:


INTEREST PAYMENT PERIOD:


INTEREST PAYMENT DATES:


TOTAL AMOUNT OF OID:


INITIAL ACCRUAL PERIOD OID:


YIELD TO MATURITY:

                  JOHN DEERE B.V., a corporation organized and existing under the laws of The Netherlands (herein referred to as the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to





       _____________, or registered assigns, the principal sum of
____________ on the Stated Maturity Date shown above (except to the extent redeemed or repaid prior to the Stated Maturity Date) and to pay interest thereon at the Initial Interest Rate shown above from the Original Issue Date shown above until the first Interest Reset Date shown above following the Original Issue Date (if the first Interest Reset Date is later than the Original Issue Date) and thereafter at the interest rate determined by reference to the Base Rate shown above, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, shown above, or determined by reference to such other formula or adjusted in such other manner, in each case calculated in accordance with the provisions on the reverse hereof, until the principal hereof is paid or duly made available for payment. The Company will pay interest on each Interest Payment Date, if any, specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date, and on the Stated Maturity Date, any Redemption Date or Repayment Date (such terms together are hereinafter referred to as the "MATURITY DATE" with respect to the principal repayable on such date); PROVIDED, HOWEVER, that any payment of principal (or premium, if any) or interest, if any, to be made on any Interest Payment Date or on the Maturity Date that is not a Business Day (as defined below) shall be made on the next succeeding Business Day (except that if the Base Rate specified above is LIBOR, and such day falls in the next succeeding calendar month, such payment will be made on the next preceding Business Day) as described on the reverse hereof. For purposes of this Security unless otherwise specified on the face hereof, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; PROVIDED, HOWEVER, that, with respect to foreign currency Notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center, as defined below, of the country issuing the specified currency or, if the specified currency is Euro, the day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open; provided, further, that, with respect to Notes as to which LIBOR is an applicable interest rate basis, the day is also a London Business Day. "London Business Day" means a day on which commercial banks are open for business, including dealings in the LIBOR Currency in London.

                  "Principal Financial Center" means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except, in the case of (i) or (ii) above, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, Italian lire, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney and (solely in the case of the specified currency Melbourne),

Toronto, Frankfurt, Amsterdam, Milan, London (solely in the case of the designated LIBOR Currency), Johannesburg and Zurich, respectively.

                  Any interest hereon is accrued from, and including, the next preceding Interest Payment Date in respect of which interest, if any, has been paid or duly provided for (or from, and including the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the succeeding Interest Payment Date or the Maturity Date, as the case may be (each an "INTEREST PERIOD"). The interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof), be paid to the person (the "HOLDER") in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date (unless other Regular Record Dates are specified on the face hereof) (each a "REGULAR RECORD DATE"); PROVIDED, HOWEVER, that, if this Security was issued between a Regular Record Date and the initial Interest Payment Date relating to such Regular Record Date, interest, if any, for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder hereof on such Regular Record Date; and PROVIDED FURTHER that interest, if any, payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for any Interest Payment Day other than the Maturity Date ("DEFAULTED INTEREST") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the "SPECIAL RECORD DATE") for the payment of such Defaulted Interest to be fixed by the Trustee (referred to on the reverse hereof), notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

                  Unless otherwise specified above, all payments in respect of this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, the Exchange Rate Agent (referred to on the reverse hereof) will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof; PROVIDED, HOWEVER, that the Holder hereof may, if so indicated above, elect to receive all or a specified portion of any payment or principal, premium, if any, and/or interest in such Specified Currency by delivery of a written request to the corporate trust office of the Trustee in the City of New York on or prior to the applicable Regular Record Date or at least fifteen calendar days prior to the Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. The Holder hereof may elect to receive payment in such Specified Currency for all principal, premium, if any, and interest, if any, payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least fifteen calendar days prior to the Maturity, as the case may be.

                  Notwithstanding the foregoing, if the Company determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company's control, the Company will be entitled to satisfy its obligations to holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the Specified Currency as certified for customs purposes (or, if not so certified as otherwise determined) by the Federal Reserve Bank of New York (the "Market Exchange Rate") as computed by the Exchange Rate Agent on the second Business Day prior to such payment or, if not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated on the face hereof. Any payment made in United States dollars under such circumstances shall not constitute an Event of Default (as defined in the Indenture).

                  In the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Security shall be deemed, immediately following such redenomination, to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Except as set forth above, in no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

                  To secure the due and punctual payment of principal, any premium, any interest and Additional Amounts on this Security by the Company under the Indenture, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, Deere & Company has unconditionally guaranteed the Securities pursuant to the terms of the Guarantee endorsed here on and in Section XVI of the Indenture referred to on the reverse hereof (the "Guarantee").

                  Until this Security is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The City of New York (which, unless otherwise specified above, shall be the "Place of Payment"). The Company has initially appointed The Chase Manhattan Bank (National Association), at its office in The City of New York as Paying Agent.

                  Unless otherwise shown above, payment of interest on this Security (other than on the Maturity Date) will be made by check mailed to the registered address of the Holder hereof; PROVIDED, HOWEVER, that, if (i) the Specified Currency is U.S. dollars and the Holder hereof is the Holder of U.S. $10,000,000 or more in aggregate principal amount of Securities of the series of which this Security is a part (whether having identical or different terms and provisions) or (ii) the Specified Currency is a Foreign Currency, and the Holder has elected to receive payments in such Specified Currency as provided for above, such interest payments will be made by check mailed on the relevant Interest Payment Date to the person entitled thereto as such address shall appear in the Security Register or, at such Holder's option, by wire transfer to a bank account maintained by the Holder hereof in the country of the Specified Currency, but only if appropriate instructions have been received by the Trustee on or prior to the applicable Regular Record Date. The principal of this Security if the Specified Currency is a Foreign Currency, together with interest accrued and unpaid thereon, due at the Maturity Date shall be paid in immediately available funds upon surrender of this Security at the corporate trust office of the Trustee in The City of New York, or, at the Company's option, by wire transfer to such bank account of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the Maturity Date by the Holder hereof, PROVIDED, such bank has appropriate facilities to make such payments and this Security is presented and surrendered at the office or agency designated by the Company for such purpose in the borough of Manhattan, The City of New York, in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Unless otherwise specified above, the principal hereof (and premium, if any) and interest, if any, hereon payable on the Maturity Date will be paid in immediately available funds upon surrender of this Security at the office of the Trustee maintained for that purpose in the Borough of Manhattan, The City and State of New York (or at such other location as may be specified above). The Company will pay any administrative costs imposed by banks in making payments in immediately available funds but, except as otherwise provided under Additional Amounts above or on the reverse hereof, any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

                  IN WITNESS WHEREOF, the Company has caused this Floating Rate Medium-Term Note, Due from 9 Months to 30 Years from Date of Issue Unconditionally Guaranteed by Deere & Company, to be duly executed under its facsimile corporate seal.




                                       JOHN DEERE B.V.


                                       By:
                                          -------------------------------
                                                   Authorized Officer



                                       Attest:
                                          -------------------------------
                                             Secretary of Deere & Company

Dated:            TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                                    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture

                                       THE CHASE MANHATTAN BANK,
                                       as Trustee



                                       By:
                                          -------------------------------
                                               Authorized Officer

                                [REVERSE OF NOTE]

                                 JOHN DEERE B.V.
                                MEDIUM-TERM NOTE
                  Unconditionally Guaranteed by Deere & Company

                  Section 1. GENERAL. This Security is one of a duly authorized issue of securities (herein called the "SECURITIES") of the Company, issued and to be issued in one or more series under an indenture, dated as of March 30, 2001, as it may be supplemented from time to time (herein called the "INDENTURE"), between the Company, Deere & Company, a Delaware corporation (the "Guarantor") and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank (National Association)), Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture with respect to a series of which this Security is a part), to which indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof which is unlimited in aggregate principal amount.

                  Section 2. PAYMENTS. If the Specified Currency is other than U.S. dollars and the Holder hereof fails to elect payment in such Specified Currency, the amount of U.S. dollar payments to be made in respect hereof will be determined based on the highest bid quotation by the Exchange Rate Agent specified on the face hereof or a successor thereto (the "EXCHANGE RATE AGENT") based on the highest bid quotation in The City of New York at approximately 11:00 A.M. New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Securities denominated in a Foreign Currency scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payment will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of the Security by deductions from such payments.

                  Except as set forth below, if the Specified Currency is other than U.S. dollars and the Specified Currency is not available due to the imposition of exchange controls or to other circumstances beyond the Company's control, the Company will be entitled to make payments in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes (or, if not so certified as otherwise determined) by the Federal Reserve Bank of New York (the "MARKET EXCHANGE RATE") for such Specified Currency as computed by the Exchange Rate Agent on the second Business Day prior to the applicable payment date or, if the Market Exchange Rate is then not available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated above.

                  All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Company or the Guarantor, as the case may be) and, in the absence of manifest error, will be conclusive for all purposes and binding on the Holder of this Security, and the Exchange Rate Agent will have no liability therefor.

                  All currency exchange costs will be borne by the Company unless the Holder of this Security has made the election to receive payments in the Specified Currency. In that case, the Holder shall bear its pro rata portion of currency exchange costs, if any, by deductions from payments otherwise due to such Holder.

                  References herein to "U.S. DOLLARS" or "U.S. $" or "$" are to the currency of the United States of America.

                  Section 3. INTEREST RATE CALCULATIONS. Unless otherwise set forth on the face hereof, the following provisions of this Section 3 shall apply to the calculation of interest on this Security. If the first Interest Reset Date is later than the Original Issue Date, this Security will bear interest from its Original Issue Date to the first Interest Reset Date at the Initial Interest Rate set forth on the face hereof. Thereafter, the interest rate hereon for each Interest Reset Period (as defined below) will be determined by reference to the Base Rate set forth on the face hereof, as adjusted by the Spread, the Spread Multiplier or other formula, if any, set forth on the face hereof.

                  As set forth on the face hereof, this Security may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any Interest Period (as defined below) ("MAXIMUM INTEREST RATE"); and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any Interest Period ("MINIMUM INTEREST RATE"). In addition to any Maximum Interest Rate that may be set forth on the face hereof, the interest rate on this Security will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

                  The rate of interest hereon will be reset daily, weekly, monthly, quarterly, semi-annually or annually or at another interval (each, an "INTEREST RESET PERIOD"), as set forth on the face hereof. The date or dates on which interest will be reset (each, an "INTEREST RESET DATE") will be, if this Security resets (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Base Rate set forth on the face hereof is the Treasury Rate); weekly and if the Base Rate set forth on the face hereof is the Treasury Rate, the Tuesday of each week (except as provided below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semi-annually, the third Wednesday of the two months set forth on the face hereof; and (vi) annually, the third Wednesday of the month set forth on the face hereof. If the Base Rate set forth on the face hereof is the Treasury Rate and a Treasury auction shall fall on the Interest Reset Date for this Security, then such Interest Reset Date shall instead be the first Business Day immediately following such Treasury auction. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate set forth on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

                  The face hereof describes the initial interest rate formula on each Note. That rate is effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined on each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the subsequent Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of a LIBOR Note, in which case, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.

                  The interest payable hereon on each Interest Payment Date and on the Maturity Date shall be the amount of interest accrued from and including the Original Issue Date or the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, the next succeeding Interest Payment Date or the Maturity Date (each such period, an "INTEREST PERIOD"). If the Maturity Date falls on a day which is not a Business Day, the payment of principal, premium, if any, and interest with respect to the Maturity Date will be paid on the next succeeding Business Day with the same force and effect as if made on the Maturity Date, and no interest shall accrue on the amount so payable as a result of such delayed payment. If an Interest Payment Date other than the Maturity Date falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day and interest will accrue for the period of such postponement (except if the Base Rate specified above is LIBOR, and such day falls in the next succeeding calendar month, such Interest Payment Date will be advanced to the immediately preceding Business Day), it being understood that, to the extent this sentence is inconsistent with Section 112 of the Indenture, the provisions of this sentence shall apply in lieu of such Section.

                  Accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the Interest Period for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable on such day by 360, if the Base Rate set forth on the face hereof is the CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate or LIBOR (as described below), or by the actual number of days in the year, if the Base Rate set forth on the face hereof is the Treasury Rate or the CMT Rate (as described below). The interest rate applicable to any day that is an Interest Reset Date is the interest rate as determined, in accordance with the procedures hereinafter set forth, with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or if none, the Initial Interest Rate, as set forth on the face hereof).

                  All percentages resulting from any calculation with respect hereto will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (E.G., 7.123455% (or 0.07123455) being rounded to 7.12346% (or 0.0712346) and
7.123454% (or 0.07123454) being rounded to 7.12345% (or 0.0712345)), and all currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

                  Interest will be payable on, if this Security resets (i) daily, weekly or monthly, the third Wednesday of each month; (ii) quarterly, the third Wednesday of March, June, September and December of each year; (iii) semi-annually, the third Wednesday of the two months set forth on the face hereof; and (iv) annually, the third Wednesday of the month set forth on the face hereof (each, an "INTEREST PAYMENT DATE"), and in each case, on the Maturity Date.

                  If the Base Rate set forth on the face hereof is the CD Rate, the CMT Rate or the Commercial Paper Rate, the Interest Determination Date will be the second Business Day before such Interest Reset Date; if the Base Rate set forth on the face hereof is LIBOR, the Interest Determination Date will be the second London Business Day immediately preceding such Interest Reset Date; and if the Base Rate set forth on the face hereof is the Treasury Rate, the Interest Determination Date will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the Index Maturity (as defined below) would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction is held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If the Base Rate set forth on the face hereof is the Eleventh District Cost of Funds Rate, the Interest Determination Date is the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco published the index.

                  If the Base Rate set forth on the face hereof is the Federal Funds Rate or the Prime Rate, the Interest Determination Date will be the first Business Day preceding such Interest Reset Date.

                  If the interest rate of this Security is determined by reference to two or more Interest Rate Bases specified on the face hereof, the Interest Determination Date will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Reset Basis is determinable.

                  Unless otherwise set forth on the face hereof, the "CALCULATION DATE", where applicable, pertaining to an Interest Determination Date is the earlier of (i) the tenth calendar day after such Interest Determination Date, or if any such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

                  The Company will appoint and enter into an agreement with an agent (a "CALCULATION AGENT") to calculate the rate of interest on the Securities of this series which bear interest at a floating rate. Unless otherwise set forth on the face hereof, the paying agent will be the Calculation Agent. At the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if different, the interest rate that will become effective on the next Interest Reset Date.

                  Subject to applicable provisions of law and except as specified herein, with respect to each Interest Determination Date, the rate of interest shall be the rate determined by the Calculation Agent in accordance with the provisions of the applicable heading below.

                  DETERMINATION OF CD RATE. If the Base Rate set forth on the face hereof is the CD Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "CD RATE" means, with respect to any Interest Determination Date pertaining thereto, the rate on such date for negotiable U.S. dollar certificates of deposit having the Index Maturity set forth on the face hereof as published in H.15(519) (as defined below) under the caption "CDS (SECONDARY MARKET)" or, if not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity set forth on the face hereof as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)". If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date such rate is not yet published in either H.15(519) or in H.15 Daily Update or another recognized electronic source, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent as the average of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money center banks with a remaining maturity closest to the Index Maturity set forth on the face hereof in an amount that is representative for a single transaction in such market at such time PROVIDED, HOWEVER, that, if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

                  "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

                  "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

                  DETERMINATION OF COMMERCIAL PAPER RATE. If the Base Rate set forth on the face hereof is the Commercial Paper Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread, Spread Multiplier or other formula , if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "COMMERCIAL PAPER RATE" means, with respect to any Interest Determination Date pertaining thereto, the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity set forth on the face hereof, as such rate shall be published in H.15(519) under the caption "COMMERCIAL PAPER NONFINANCIAL" or, if not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper having the Index Maturity as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper - Nonfinancial;". If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such


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Interest Determination Date such rate is not yet published in either
H.15(519) or in H.15 Daily Update or another recognized electronic source, the Commercial Paper Rate on such Interest Determination Date shall be calculated by the Calculation Agent as the Money Market Yield of the average of the offered rates at approximately 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; PROVIDED, HOWEVER, that, if fewer than three dealers selected by the Calculation Agent are quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

                  "MONEY MARKET YIELD" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

MONEY MARKET YIELD            =           D x 360
                                          -------          x           100
                                       360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the Interest Reset Period for which interest is being calculated.

                  DETERMINATION OF FEDERAL FUNDS RATE. If the Base Rate set forth on the face hereof is the Federal Funds Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "FEDERAL FUNDS RATE" means, with respect to any Interest Determination Date pertaining thereto, the rate on such date for U.S. dollar federal funds as published in H.15(519) under the caption "FEDERAL FUNDS (EFFECTIVE)" and displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace such page on such service) ("Telerate Page 120") or, if not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date, for U.S. dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)". If, by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date such rate does not appear on Telerate Page 120 or is not yet published or displayed in either H.15(519) or H.15 Daily Update or another recognized electronic source, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the average of the rates for the last transaction in overnight U.S. Dollar Federal Funds arranged by three leading brokers of U.S. Dollar Federal Funds transactions in The City of New York as of 9:00 A.M., New York City time, on such Interest Determination Date and such brokers will be selected by the Calculation Agent, PROVIDED, HOWEVER, that, if fewer than three brokers selected by the Calculation Agent are quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will remain the interest rate in effect on such Interest Determination Date.


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

                  DETERMINATION OF LIBOR. If the Base Rate set forth on the face hereof is LIBOR, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. With respect to Securities indexed to the London interbank offered rate for U.S. dollar deposits, unless otherwise set forth on the face hereof, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

                  (i) If LIBOR-Reuters is specified on the face hereof, LIBOR will be the average of the offered rates calculated by the Calculation Agent, or the offered rate, if the Designated LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the Index Maturity set forth on the face hereof, on the applicable Interest Reset Date, as such rates appears (or, if only a single rate is required as aforesaid appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page.

                  (ii) If LIBOR-Telerate is specified on the face hereof, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof, LIBOR will be the rate for deposits in the LIBOR Currency having the Index Maturity designated on the face hereof, commencing on the applicable Interest Reset Date, as such rate appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on that Interest Determination Date shall be determined in accordance with the provisions described in clause (iii) below.

                  (iii) With respect to an Interest Determination Date on which fewer than two offered rates appear or if no rate appears on the applicable Designated LIBOR Page as specified on clause (i) or (ii) above, the Calculation Agent will determine LIBOR as follows: on the basis of the offered rates at which deposits in the LIBOR Currency having the Index Maturity specified on the face hereof on the Interest Determination Date and in a principal amount that is representative of a single transaction in that market at that time are offered by four major reference banks in the London interbank market commencing on the applicable Interest Reset Note to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in such market at such time. The Calculation Agent will select the four banks and request the principal London offices of each of those banks to provide a quotation of its rate for deposits in the LIBOR Currency. If at least two quotations are provided, LIBOR for that Interest Determination Date will be the average of those quotations. If fewer than two quotations are provided as mentioned above, LIBOR will be rate calculated by the Calculation Agent as the average of the rates quoted by three major banks in the Principal Financial Center at approximately 11:00 A.M. in such Principal Financial Center, on such Interest Determination Date for loans to leading European banks in the LIBOR Currency having the Index Maturity designated on the face hereof and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time. The Calculation Agent will select the three banks referred to above; PROVIDED, HOWEVER, that, if fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will remain LIBOR then in effect on the Interest Determination Date.

         "LIBOR Currency" means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no such currency is specified on the face hereof, United States dollars.

         "Designated LIBOR Page" means: if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method of calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service, "Telerate") on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

                  DETERMINATION OF PRIME RATE. If the Base Rate set forth on the face hereof is the Prime Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Prime Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "PRIME RATE" means, with respect to any Interest Determination Date pertaining thereto, the rate on such date as published in H.15(519) by 3:00 P.M., New York City Time, under the caption "BANK PRIME LOAN" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan" or if the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Monitor Money Rates Service screen designated as "US PRIME 1 Page (as defined below)" as that bank's prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, for that Interest Determination Date, or, if fewer than four rates appear on the Reuters Screen US PRIME 1 Page on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major banks in the City of New York selected by the calculation agent; PROVIDED, HOWEVER, that if the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date.

                  "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace US PRIME 1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

                  DETERMINATION OF TREASURY RATE. If the Base Rate set forth on the face hereof is the Treasury Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "Treasury Rate" means, with respect to any Interest Determination Date pertaining thereto, the rate set at the auction of direct obligations of the United States ("Treasury Bills") having the

Index Maturity set forth on the face hereof, under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page on such service) ("Telerate Page 56") or page 57 (or any other page as may replace such page on such service) ("Telerate Page 57") by 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date, or, if the rate is not so published by 3:00 P.M., New York City time, on the Calculation Date, the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption: "U.S. Government Securities/Treasury Bills/Auction High", or, if such rate is not so published in the H.15 Daily Update by 3:00 P.M., New York City time, on the Calculation Date, the Treasury Rate will be Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury, or, if the rate is not yet published or announced by the United States Department of the Treasury by 3:00 P.M., New York City time, or if the auction is not held, than the Treasury Rate will be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or, if such rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related Calculation Date, then the Treasury Rate will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or such other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or, if such rate is not so published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Calculation Agent will determine the Treasury Rate to be the Bond Equivalent Yield of the average of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; PROVIDED HOWEVER, that if fewer then three dealers selected by the Calculation Agent are quoting as mentioned above, the Treasury Rate will remain Treasury Rate in effect on that Interest Determination Date.

"Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:


 BOND EQUIVALENT YIELD          =            D x N
                                             -----           x          100
                                         360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest reset period for which interest is being calculated.

                  DETERMINATION OF CMT RATE. If the Base Rate set forth on the face hereof is the CMT Rate, this Security will bear interest for each Interest Reset Period at the Interest Rate calculated with reference to the CMT Rate and the Spread, Spread Multiplier, or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "CMT RATE" means,

         (1)      if CMT Telerate Page 7051 is specified on the face hereof

the percentage equal to the yield for United States Treasury securities at "constant maturity": having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "Treasury Constant Maturities," as such yield is displayed on Bridge Telerate, Inc. (or any successor service), on page 7051 (or any other page as may replace page 7051 on that service) ("Telerate Page 7051"), for the applicable Interest Determination Date, or, if the above rate does not appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified on the face hereof and for the applicable Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities," or, if the above rate does not appear on Telerate Page 7051 or is not yet published in H.15(519), the rate on the applicable Interest Determination Date for the period of the Index Maturity specified on the face hereof as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or, if that rate is not published, then the CMT rate will be calculated by the Calculation Agent as a yield to maturity based on the average of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three leading primary United States government securities dealers in The City of New York, (each, a reference dealer), selected by the Calculation Agent from five such reference dealers and eliminating the highest quotation, or in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the Index Maturity specified on the face hereof, a remaining term to maturity no more than 1 year shorter than the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in the securities in the market at that time, or if fewer than five but more than two of the prices referred to above are provided as requested on the Interest Determination Date, then the CMT rate will be the average of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or, if fewer then three prices referred to above are provided as requested on the Interest Determination Date, then the CMT rate will be calculated as a yield to maturity based on the average of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three reference dealers selected by the Calculation Agent from five reference dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof, a remaining term to maturity closest to the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in securities in the market at that time, or, if fewer than five but more than two prices referred to above are provided as requested on the Interest Determination Date, then the CMT rate will be the average of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or, if fewer than three prices referred to above are provided as requested, the CMT rate will then be the CMT rate in effect on the applicable Interest Determination Date.

         (2) if CMT Telerate Page 7052 is specified on the face hereof:

the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified on the face hereof as published in H.15(519) opposite the caption "Treasury Constant Maturities," as the yield is displayed on Bridge Telerate, Inc. (or any successor service), on page 7052 (or any other page as may replace that specified page on that service) ("Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or, if the above rate is not published on Telerate Page 7052, then the CMT rate will be the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified on the face hereof and for the week or month, as applicable, preceding such Interest Determination Date as published in H.15 (519) opposite the caption "Treasury Constant Maturities" or if the above rate is not published on Telerate Page 7052 or is not yet published in H.15 (519), for the one week or one month, as specified on the face hereof, then the CMT Rate will be the average yield for United States Treasury Securities at "constant maturity" having the Index Maturity specified on the face hereof, as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or, if the Federal Reserve Bank of New York does not publish the rate referred to above, then the CMT rate will be calculated by the Calculation Agent as a yield to maturity based on the average of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three reference dealers selected by the Calculation Agent from five reference dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the Index Maturity specified on the face hereof, a remaining term to maturity no more than 1 year shorter than the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction on the securities in the market at that time, or, if fewer than five but more than two of the prices referred to above are provided as requested, on the Interest Determination Date then the CMT rate will be the average of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or, if fewer then three prices referred to above are provided as requested, then the Calculation Agent will determine the CMT rate to be a yield to maturity based on the average of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three reference dealers selected by the Calculation Agent from five reference dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest and the lowest quotation or in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof, a remaining term to maturity closest to such Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in the securities in the market at the time, or, if fewer than five but more than two prices referred to above are provided as requested, on the Interest Determination Date then the CMT Rate will be the average of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or, if fewer than three prices referred to above are provided as requested, the CMT rate will be the CMT rate in effect on the applicable interest determination date.

         If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to such Index Maturity the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

                  DETERMINATION OF ELEVENTH DISTRICT COST OF FUNDS RATE. If the Base Rate set forth on the face hereof is the Eleventh District Cost of Funds Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Eleventh District Cost of Funds Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "Eleventh District Cost of Funds Rate" for any Interest Determination Date with respect thereto is the rate equal to the monthly weighted average cost of funds for the month preceding the Interest Determination Date as displayed on the Telerate Page 7058 (or any other page as may replace that specified page on that service) as of 11:00 A.M., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption "11th District;" or if the rate is not displayed on the relevant page as of 11:00 A.M., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco as the cost of funds, for the calendar month preceding the date of announcement, or if no announcement was made relating to the calendar month preceding the Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on the Interest Determination Date.

                  Section 4. REDEMPTION. If so specified on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof) on or after the date designated as the Initial Redemption Date on the face hereof at 100% of the unpaid principal amount hereof or the portion thereof redeemed (or, if this Security is a Discount Security, such lesser amount as is provided for below) multiplied by the Initial Redemption Percentage specified on the face hereof, together with accrued interest, if any, to the Redemption Date. Such Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction until the redemption price is 100% of the unpaid principal amount hereof. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. However, if less than all the Securities of the series, of which this Security is a part, with differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee and the paying agent thereof at least 45 days prior to the relevant redemption date.

                  This Security may be redeemed at the option of the Company or the Guarantor (or their successors) in whole but not in part at any time at a redemption price as determined under this Section 3, first paragraph, if, (i) the Company or the Guarantor is or would be required to pay Additional Amounts as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of The Netherlands (or in the case of a successor person to the Company, of the jurisdiction in which such successor person is organized or any political subdivision or taxing authority thereof or therein) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which The Netherlands (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the date of issuance of such series pursuant to Section 301(7) of the Indenture (or in the case of a successor Person to the Company, the date on which such successor Person became such or in the case of an assumption by the Guarantor or its Subsidiaries of obligations of the Company under the Securities, the date of such assumption), or (ii) as a result of any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which The Netherlands (or in the case of a successor Person to the Company, to which the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) is a party, which change, execution or amendment becomes effective on or after a date on which the Guarantor or any of its Subsidiaries (an "Intercompany Debtor") borrows money from the Company, the Intercompany Debtor is or would be required to deduct or withhold tax on any payment to the Company to enable the Company to make any payment of principal, premium, if any, or interest, and the payment of such Additional Amounts, in the case of clause (i), or such deductions or withholding, in the case of clause (ii), cannot be avoided by the use of any reasonable measures available to the Company, the Guarantor or the Intercompany Debtor. Prior to the giving of notice of redemption of such Securities pursuant to the Indenture, the Company will deliver to the Trustee an Officers' Certificate, stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities have been satisfied.

                  Further, if pursuant to Section 801(4) of the Indenture, a Person into which the Company is merged or to whom the Company has conveyed, transferred or leased its properties or assets has been or would be required to pay any Additional Amounts as provided in the Indenture, each series of Securities may be redeemed at the option of such Person in whole, but not in part, at any time, at a redemption price as determined under this Section 3, first paragraph. Prior to the giving of notice of redemption of such Securities pursuant to the Indenture, such person shall deliver to the Trustee an Officers' Certificate, stating that such Person is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of such person to redeem such Securities have been satisfied.

                  Section 5. REPAYMENT. If so specified on the face hereof, this Security shall be repayable prior to the Stated Maturity Date at the option of the Holder on each applicable Optional Repayment Date shown on the face hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued interest, if any, to the Repayment Date. In order for this Security to be repaid, the Trustee must receive at least 30 but not more than 60 days prior to an Optional Repayment Date, this Security with the form attached hereto entitled "OPTION TO ELECT REPAYMENT" duly completed. Any tender of this Security for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Security in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof). Upon any partial repayment, this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

                  Section 6. SINKING FUND. Unless otherwise specified on the face hereof, this Security will not be subject to any sinking fund.

                  Section 7. DISCOUNT SECURITIES. If this Security, (such a Security being referred to as a "DISCOUNT SECURITY") (a) has been issued at an Issue Price lower, by more than a DE MINIMIS amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the principal amount hereof and (b) would be considered an original issue discount security for United States federal income tax purposes, then the amount payable on this Security in the event of redemption by the Company, repayment at the option of the Holder or acceleration of the maturity hereof, in lieu of the principal amount due at the Stated Maturity Date hereof, shall be the Amortized Face Amount (as defined below) of this Security as of the date of such redemption, repayment or acceleration. The "AMORTIZED FACE AMOUNT" of this Security shall be the amount equal to the sum of (a) the Issue Price (as set forth on the face hereof) plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of this Security within the meaning of
Section 1273(a)(2) of the Internal Revenue Code of 1986, as amended (the "CODE"), whether denominated as principal or interest, over the Issue Price of this Security) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Security to the date of determination, minus (c) any amount considered as part of the "stated redemption price at maturity" of this Security which has been paid on this Security from the date of issue to the date of determination.

                  Section 8. MODIFICATION AND WAIVERS; ASSUMPTION; OBLIGATION OF THE COMPANY ABSOLUTE. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities at the time, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture. Provisions in the Indenture also permit the Holders of not less than a majority in principal amount of all Outstanding Securities of any series to waive on behalf of all of the Holders of Securities of such series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  The securities are unsecured and rank PARI PASSU with all other unsecured and unsubordinated indebtedness of the Company.

                  The Guarantor, or any of its Subsidiaries, may directly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed. Upon any such assumption, the Guarantor or such Subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Company under the Indenture with the same effect as if the Guarantor or such Subsidiary had been named as the Company therein, and the Company shall be released from all obligations and covenants with respect to the Securities. No such assumption shall be permitted unless the Guarantor has delivered to the Trustee (i) an Officers' Certificate and an Opinion of Counsel, each stating that such assumption and supplemental indenture comply with the Indenture, and that all conditions precedent herein provided for relating to such transaction have been complied with and that, in the event of assumption by a Subsidiary, the Guarantee and all other covenants of the Guarantor in the Indenture remain in full force and effect and (ii) an opinion of independent counsel that the Holders of Securities or related coupons (assuming such Holders are only taxed as residents of the United States) shall have no materially adverse United States federal tax consequences as a result of such assumption, and that, if any Securities are then listed on the New York Stock Exchange, that such Securities shall not be delisted as a result of such assumption.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company or the Guarantor (in the event the Guarantor is obligated to make payments in respect to this Security), which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any and Additional Amounts, on this Security at the times, place and rate, and in the Currency herein prescribed.

                  Section 9. DEFEASANCE AND COVENANT DEFEASANCE. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantor on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company and the Guarantor with certain conditions set forth therein, which provisions apply to this Security, unless otherwise specified on the face hereof.

                  Section 10. MINIMUM DENOMINATIONS. Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. If this Security is denominated in a Specified Currency other than U.S. Dollars or is a Discount Security, this Security shall be issuable in the denominations set forth on the face hereof.

                  Section 11. REGISTRATION OF TRANSFER. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at a Place of Payment for the series of Securities of which this Security forms a part, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the

Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  If the registered owner of this Security is the Depository (such a Security being referred to as a "GLOBAL SECURITY"), and (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days following notice to the Company, or (ii) an Event of Default occurs, the Company will issue Securities in certificated form in exchange for this Global Security. In addition, the Company may at any time, and in its sole discretion, determine not to have Securities represented by a Global Security and, in such event, will issue Securities in certificated form in exchange in whole for this Global Security. In any such instance, an owner of a beneficial interest in this Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $1,000 (or such other Minimum Denomination specified on the face hereof by the Company) or any amount in excess thereof which is an integral multiple of $1,000 (or such Minimum Denomination) and will be issued in registered form only, without coupons.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company or the Guarantor, as the case may be, may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for the purpose of receiving payment of principal of (and premium, if any) and interest, if any, on this Security and for all other purposes whatsoever, whether or not this Security be overdue, and none of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

                  Section 12.  ADDITIONAL AMOUNTS

                  All payments of, or in respect of, principal of and any premium and interest on the Securities, and all payments pursuant to the Guarantee, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by The Netherlands or any such subdivision or authority to be withheld or deducted. In that event, the Company or the Guarantor, as applicable, will pay such additional amounts of, or in respect of, principal and any premium and interest ("Additional Amounts") as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment the Holder hereof of the amounts which would have been payable in respect of this Security or the Guarantee, as the case may be, had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

         (1) any tax, duty, assessment or other governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein;

         (2) any tax, duty, assessment or other governmental charge which would not have been imposed but for (A) the existence of any present or former connection between the Holder hereof or a third party on behalf of such Holder by reason of its (or between a fiduciary, settlor, beneficiary, member, shareholder or possessor of a power over the Holder hereof, if such Holder is an estate, trust, partnership or corporation) having some present or former connection with The Netherlands, including, being or having been a citizen or resident of The Netherlands, or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein, but not including the mere holding or ownership of a debt security or
(B) the presentation of this Security or the Guarantee thereof for payment more than 30 days after the date on which such payment became due or was provided for, whichever is later;

         (3) any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

         (4) any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of or any premium or interest on the Securities or the Guarantee(s) thereof;

         (5) any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder hereof or the beneficial owner of this Security with a request of the Company or the Guarantor addressed to such Holder (A) to provide information concerning the nationality, residence or identity of such Holder or such beneficial owner or
(B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

         (6) any withholding or deduction that is imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN (European Union Economic and Finance Ministers) Counsel Meeting of 26-27 November 2000 or any law implementing or complying with or introduced in order to conform to such Directive; or

         (7)      any combination of items (1), (2), (3), (4), (5) and (6).

                  Additionally, Additional Amounts shall not be paid with respect to any payment in respect of this Security to the Holder hereof if such Holder is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of The Netherlands (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Security.

                  Whenever in this Security there is mentioned, in any context, the payment of the principal of or any premium or interest on this Security (or any payments pursuant to the Guarantee) such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 11 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 11 and express mention of the payment of Additional Amounts in any provisions of this Security shall not be construed as excluding Additional Amounts in those provisions of this Security where such express mention is not made.

                  The provisions of this Section 11 shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Company is organized, or any political subdivision or taxing authority thereof or therein.

                  Section 13. EVENTS OF DEFAULT. If an Event of Default with respect to the Securities of the series of which this Security forms a part shall have occurred and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

                  Section 14. DEFINED TERMS. All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                  Section 15. GOVERNING LAW. This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

                          GUARANTEE OF DEERE & COMPANY

                  FOR VALUE RECEIVED, DEERE & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor", which term includes any successor Person under the Indenture (the "Indenture") referred to in the Security on which this Guarantee is endorsed), has unconditionally guaranteed, pursuant to the terms of the Guarantee contained in Article XVI of the Indenture, the due and punctual payment of the principal of and any premium and interest on such Security, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Security and the Indenture.

                  All payments pursuant to this Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands or the jurisdiction of organization of any successor Company or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by The Netherlands or such other jurisdiction or any such subdivision or authority to be withheld or deducted. In that event, the Guarantor will pay such Additional Amounts as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to the Holder of the Security on which this Guarantee is endorsed of the amounts which would have been payable in respect of the Guarantee thereof had no such withholding or deduction been required, subject to certain exceptions as set forth in Article X of the Indenture.

                  Subject to certain limitations in the Indenture, at any time when the Guarantor is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting requirements pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder of a Security, the Guarantor will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder, or to a prospective purchaser of a Security designated by such Holder in order to permit compliance by such Holder with Rule 144A under the Securities Act of 1933 (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

                  The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XVI of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                  This Guarantee is unsecured and ranks PARI PASSU with all other unsecured and usubordinated obligations of the Guarantor.

                  Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

                  IN WITNESS WHEREOF, the Guarantor has caused this Floating Rate Medium-Term Note, Due from 9 Months to 30 Years from Date of Issue Unconditionally Guaranteed by Deere & Company, to be duly executed under its corporate seal.

                                    Dated:



                                    DEERE & COMPANY

                                    By:________________________________
                                    Name:
                                    Title:
Attest:

                            OPTION TO ELECT REPAYMENT

                  The undersigned hereby irrevocably requests and instructs the Company or the Guarantor, as the case may be, to repay this Security (or the portion thereof specified below), pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt of the within Security as specified below (the "REPAYMENT DATE"), at a Repayment Price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

-------------------------------

-------------------------------
(Please Print or Type Name and Address of the Undersigned.)

                  For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received at least 30 but not more than 60 days prior to the Repayment Date (or, if such Repayment Date is not a Business Day, the next succeeding Business Day) by the Company at its office or agency in The City of New York, which will be located initially at the office of the Trustee at 450 West 33rd Street, New York, New York 10001-2697.

                  If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $_____.

                  If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000; PROVIDED that any remaining principal amount of this Security shall not be less than the minimum denomination of such Security): $____.

Dated:________________________

                           --------------------
                           Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.

                                    ----------


                                  ABBREVIATIONS


                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


             TEN COM - as tenants in common


             TEN ENT - as tenants by the entireties


             JT TEN  - as joint tenants with right of survivorship and not as tenants in common


             UNIF GIFT MIN ACT - Custodian
                                 -----------------------------------
                          (Cust.)              (Minor)
                       Under Uniform Gifts to Minors Act
                       ---------------------------------------------
                                    (State)


Additional abbreviations may also be used though not in the above list.


                                                    ----------


                                FOR VALUE RECEIVED, the undersigned
                                hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
--------------------

----------------------------------------------------------------
         Please print or type name and address, including zip code of assignee


----------------------------------------------------------------
the within Security of JOHN DEERE B.V. and all rights thereunder and does hereby irrevocably constitute and appoint


----------------------------------------------------------------
Attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.


Dated ________________


SIGNATURE GUARANTEED:               ________________________________

----------------------



                                                    ----------

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as it appears upon the face of
                                            the within Security in every
                                            particular, without alteration or
                                            enlargement or any change
                                            whatsoever.